Exhibit 99.1

Cirrus Logic Reports Q2 FY18 Revenue of $425.5 Million

Q3 FY18 Sales Expected to be Driven by Strong Demand for Portable Audio Products

AUSTIN, Texas--(BUSINESS WIRE)--November 2, 2017--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the second quarter fiscal year 2018, which ended Sep. 23, 2017, as well as the company’s current business outlook.

“Cirrus Logic delivered outstanding revenue, operating profit and earnings per share in the September quarter,” said Jason Rhode, president and chief executive officer. “Q2 was a great quarter; in addition to shipping production volumes in a variety of recently launched smartphones and digital headsets we also made progress on longer term initiatives, including demonstrating and sampling many of our new innovative products with target customers. With a robust portfolio of products that enable a wide range of innovative audio and voice features, we are excited about our opportunities to drive growth in the coming years.”

Reported Financial Results – Second Quarter FY18

  Revenue of $425.5 million;
  GAAP and non-GAAP gross margin of 49.7 percent;
  GAAP operating expenses of $120.4 million and non-GAAP operating expenses of $96.8 million; and
  GAAP diluted earnings per share of $1.10 and non-GAAP diluted earnings per share of $1.36.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Third Quarter FY18

  Revenue is expected to range between $510 million and $550 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $131 million and $137 million, which includes approximately $13 million in share-based compensation and $12 million in amortization of acquired intangibles.
  Guidance includes an additional week as approximately every 6 years our financial results are comprised of 53 weeks versus the typical 52 weeks.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 94754983).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income, operating expenses, gross margin, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our opportunities to drive growth in the coming years along with estimates of third quarter fiscal year 2018 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the third quarter of fiscal year 2018, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 25, 2017 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Six Months Ended

	Sep. 23,	Jun. 24,	Sep. 24,	Sep. 23,	Sep. 24,
	2017	2017	2016	2017	2016
	Q2'18	Q1'18	Q2'17	Q2'18	Q2'17
Portable audio products	$381,761	$280,688	$383,410	$662,449	$599,478
Non-portable audio and other products	43,776	40,047	45,209	83,823	88,569
Net sales	425,537	320,735	428,619	746,272	688,047
Cost of sales	214,255	159,019	216,920	373,274	349,663
Gross margin	49.7%	50.4%	49.4%	50.0%	49.2%

Research and development	90,353	83,557	75,673	173,910	149,607
Selling, general and administrative	30,041	30,859	32,089	60,900	62,629
Total operating expenses	120,394	114,416	107,762	234,810	212,236

Income from operations	90,888	47,300	103,937	138,188	126,148

Interest income (expense), net	725	594	(1,003)	1,319	(1,692)
Other income (expense), net	(1,116)	(19)	(261)	(1,135)	(114)
Income before income taxes	90,497	47,875	102,673	138,372	124,342
Provision for income taxes*	17,197	4,963	16,634	22,160	20,232
Net income*	$73,300	$42,912	$86,039	$116,212	$104,110

Basic earnings per share*:	$1.16	$0.67	$1.37	$1.82	$1.66
Diluted earnings per share*:	$1.10	$0.64	$1.30	$1.74	$1.58

Weighted average number of shares:
Basic	63,431	64,097	62,787	63,764	62,618
Diluted*	66,360	67,160	66,410	66,761	66,101
*Q2 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.
	Three Months Ended			Six Months Ended

	Sep. 23,	Jun. 24,	Sep. 24,	Sep. 23,	Sep. 24,
	2017	2017	2016	2017	2016
Net Income Reconciliation	Q2'18	Q1'18	Q2'17	Q2'18	Q2'17
GAAP Net Income*	$73,300	$42,912	$86,039	$116,212	$104,110
Amortization of acquisition intangibles	11,600	11,600	8,326	23,200	16,689
Stock based compensation expense	12,292	11,403	9,925	23,695	19,235
Acquisition-related items	-	(4,048)	(3,566)	(4,048)	(3,566)
Adjustment to income taxes	(7,260)	(7,257)	(12,251)	(14,517)	(19,097)
Non-GAAP Net Income*	$89,932	$54,610	$88,473	$144,542	$117,371

Earnings Per Share Reconciliation
GAAP Diluted earnings per share*	$1.10	$0.64	$1.30	$1.74	$1.58
Effect of Amortization of acquisition intangibles	0.18	0.17	0.12	0.35	0.25
Effect of Stock based compensation expense	0.19	0.17	0.15	0.36	0.29
Effect of Acquisition-related items	-	(0.06)	(0.05)	(0.06)	(0.05)
Effect of Adjustment to income taxes	(0.11)	(0.11)	(0.19)	(0.22)	(0.29)
Non-GAAP Diluted earnings per share*	$1.36	$0.81	$1.33	$2.17	$1.78

Operating Income Reconciliation
GAAP Operating Income	$90,888	$47,300	$103,937	$138,188	$126,148
GAAP Operating Profit	21%	15%	24%	19%	18%
Amortization of acquisition intangibles	11,600	11,600	8,326	23,200	16,689
Stock compensation expense - COGS	328	338	235	666	465
Stock compensation expense - R&D	6,034	6,260	4,905	12,294	10,121
Stock compensation expense - SG&A	5,930	4,805	4,785	10,735	8,649
Acquisition-related items	-	(4,048)	(3,566)	(4,048)	(3,566)
Non-GAAP Operating Income	$114,780	$66,255	$118,622	$181,035	$158,506
Non-GAAP Operating Profit	27%	21%	28%	24%	23%

Operating Expense Reconciliation
GAAP Operating Expenses	$120,394	$114,416	$107,762	$234,810	$212,236
Amortization of acquisition intangibles	(11,600)	(11,600)	(8,326)	(23,200)	(16,689)
Stock compensation expense - R&D	(6,034)	(6,260)	(4,905)	(12,294)	(10,121)
Stock compensation expense - SG&A	(5,930)	(4,805)	(4,785)	(10,735)	(8,649)
Acquisition-related items	-	4,048	3,566	4,048	3,566
Non-GAAP Operating Expenses	$96,830	$95,799	$93,312	$192,629	$180,343

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$211,282	$161,716	$211,699	$372,998	$338,384
GAAP Gross Margin	49.7%	50.4%	49.4%	50.0%	49.2%
Stock compensation expense - COGS	328	338	235	666	465
Non-GAAP Gross Profit	$211,610	$162,054	$211,934	$373,664	$338,849
Non-GAAP Gross Margin	49.7%	50.5%	49.4%	50.1%	49.2%

Effective Tax Rate Reconciliation
GAAP Tax Expense*	$17,197	$4,963	$16,634	$22,160	$20,232
GAAP Effective Tax Rate	19.0%	10.4%	16.2%	16.0%	16.3%
Adjustments to income taxes	7,260	7,257	12,251	14,517	19,097
Non-GAAP Tax Expense	$24,457	$12,220	$28,885	$36,677	$39,329
Non-GAAP Effective Tax Rate	21.4%	18.3%	24.6%	20.2%	25.1%

Tax Impact to EPS Reconciliation
GAAP Tax Expense*	$0.26	$0.07	$0.25	$0.33	$0.31
Adjustments to income taxes	0.11	0.11	0.19	0.22	0.29
Non-GAAP Tax Expense	$0.37	$0.18	$0.44	$0.55	$0.60
*Q2 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

CONSOLIDATED CONDENSED BALANCE SHEET
in thousands

	Sep. 23,	Mar. 25,	Sep. 24,
	2017	2017	2016
ASSETS	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$180,198	$351,166	$113,264
Marketable securities	15,446	99,813	116,087
Accounts receivable, net	232,380	119,974	269,559
Inventories	210,791	167,895	161,254
Other current assets	31,185	37,080	35,788
Total current Assets	670,000	775,928	695,952

Long-term marketable securities	133,547	-	2,004
Property and equipment, net	177,523	168,139	164,029
Intangibles, net	131,235	135,188	150,108
Goodwill	289,248	286,767	287,518
Deferred tax asset*	30,511	32,841	38,114
Other assets	23,703	14,607	17,914
Total assets	$1,455,767	$1,413,470	$1,355,639

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$131,125	$73,811	$130,458
Accrued salaries and benefits	35,651	40,190	30,257
Other accrued liabilities	24,414	30,074	29,394
Total current liabilities	191,190	144,075	190,109

Long-term debt	-	60,000	140,000
Other long-term liabilities*	64,661	57,703	45,301

Stockholders' equity:
Capital stock*	1,288,669	1,259,279	1,231,743
Accumulated deficit*	(92,180)	(107,014)	(252,057)
Accumulated other comprehensive income (loss)	3,427	(573)	543
Total stockholders' equity	1,199,916	1,151,692	980,229
Total liabilities and stockholders' equity	$1,455,767	$1,413,470	$1,355,639
*Q2 FY17 results have been updated to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this guidance impacted our previously reported quarterly results.

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com